Exhibit 10.1

CARDLYTICS, INC.

2008 STOCK PLAN

(as amended August 2, 2016 and January 26, 2018)

1.    Purposes of the Plan. The purposes of this 2008 Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants, and to promote the success of the Company’s business. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant of an Option and subject to the applicable provisions of Section 422 of the Code and the regulations promulgated thereunder. Restricted Stock and Restricted Stock Units may also be granted under the Plan.

2.    Definitions. As used herein, the following definitions shall apply:

(a)    “Administrator” means the Board or a Committee.

(b)    “Affiliate” means an entity other than a Subsidiary which, together with the Company, is under common control of a third person or entity.

(c)    “Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, any Stock Exchange rules or regulations, and the applicable laws, rules or regulations of any other country or jurisdiction where Options, Restricted Stock or Restricted Stock Units are granted under the Plan or Participants reside or provide services, as such laws, rules, and regulations shall be in effect from time to time.

(d)    “Award” means any award of an Option, Restricted Stock or Restricted Stock Units under the Plan.

(e)    “Board” means the Board of Directors of the Company.

(f)    “California Participant” means a Participant whose Award is issued in reliance on Section 25102(o) of the California Corporations Code.

(g)    “Cashless Exercise” means a program approved by the Administrator in which payment of the Option exercise price or tax withholding obligations may be satisfied, in whole or in part, with Shares subject to the Option, including by delivery of an irrevocable direction to a securities broker (on a form prescribed by the Administrator) to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price and, if applicable, the amount necessary to satisfy the Company’s withholding obligations.

(h)    “Cause” for termination of a Participant’s Continuous Service Status will exist (unless another definition is provided in an applicable Option Agreement, Restricted Stock Purchase Agreement, Restricted Stock Unit Agreement, employment agreement or other applicable written agreement) if the Participant’s Continuous Service Status is terminated for any of the following reasons: (i) Participant’s willful failure to perform his or her duties and responsibilities to the Company or Participant’s violation of any written Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in injury to the Company; (iii) Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s material breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant’s Continuous Service Status has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time, and the term “Company” will be interpreted to include any Subsidiary, Parent, Affiliate, or any successor thereto, if appropriate.

(i)    “Code” means the Internal Revenue Code of 1986, as amended.

(j)    “Committee” means one or more committees or subcommittees of the Board consisting of two (2) or more Directors (or such lesser or greater number of Directors as shall constitute the minimum number permitted by Applicable Laws to establish a committee or sub-committee of the Board) appointed by the Board to administer the Plan in accordance with Section 4 below.

(k)    “Common Stock” means the Company’s common stock, par value $0.0001 per share, as adjusted in accordance with Section 15 below.

(l)    “Company” means Cardlytics, Inc., a Delaware corporation.

(m)    “Consultant” means any person or entity, including an advisor but not an Employee, who is engaged by the Company, or any Parent, Subsidiary or Affiliate, to render services (other than capital-raising services) and is compensated for such services, and any Director whether compensated for such services or not.

(n)    “Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of: (i) Company approved sick leave; (ii) military leave; (iii) any other bona fide leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy. Also, Continuous Service Status as an Employee or Consultant shall not be considered interrupted or terminated in the case of a transfer between locations of the Company or between the Company, its Parents, Subsidiaries or Affiliates, or their respective successors, or a change in status from an Employee to a Consultant or from a Consultant to an Employee.

(o)    “Director” means a member of the Board.

(p)    “Disability” means “disability” within the meaning of Section 22(e)(3) of the Code.

(q)    “Employee” means any person employed by the Company, or any Parent, Subsidiary or Affiliate, with the status of employment determined pursuant to such factors as are deemed appropriate by the Administrator in its sole discretion, subject to any requirements of the Applicable Laws, including the Code. The payment by the Company of a director’s fee shall not be sufficient to constitute “employment” of such director by the Company or any Parent, Subsidiary or Affiliate.

(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)    “Fair Market Value” means, as of any date, the per share fair market value of the Common Stock, as determined by the Administrator in good faith on such basis as it deems appropriate and applied consistently with respect to Participants. Whenever possible, the determination of Fair Market Value shall be based upon the per share closing price for the Shares as reported in the Wall Street Journal for the applicable date.

(t)    “Family Members” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Optionee, any person sharing the Optionee’s household (other than a tenant or employee), a trust in which these persons (or the Optionee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than 50% of the voting interests.

(u)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code, as designated in the applicable Option Agreement.

(v)    “Involuntary Termination” means (unless another definition is provided in the applicable Option Agreement, Restricted Stock Purchase Agreement, Restricted Stock Unit Agreement, employment agreement or other applicable written agreement) the termination of a Participant’s Continuous Service Status other than for death or Disability or for Cause by the Company or a Subsidiary, Parent, Affiliate or successor thereto, as appropriate.

(w)    “Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(x)    “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option, as designated in the applicable Option Agreement.

(y)    “Option” means a stock option granted pursuant to the Plan.

(z)    “Option Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of stock option grant and a form of exercise notice.

(aa)    “Option Exchange Program” means a program approved by the Administrator whereby outstanding Options (i) are exchanged for Options with a lower exercise price or Restricted Stock or Restricted Stock Units or (ii) are amended to decrease the exercise price as a result of a decline in the Fair Market Value of the Common Stock.

(bb)    “Optioned Stock” means Shares that are subject to an Option or that were issued pursuant to the exercise of an Option.

(cc)    “Optionee” means an Employee or Consultant who receives an Option.

(dd)    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of grant of the Award, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(ee)    “Participant” means any holder of one or more Awards or Shares issued pursuant to an Award.

(ff)    “Plan” means this 2008 Stock Plan.

(gg)    “Restricted Stock” means Shares acquired pursuant to a right to purchase Common Stock granted pursuant to Section 11 below.

(hh)    “Restricted Stock Purchase Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of Restricted Stock granted under the Plan and includes any documents attached to such agreement.

(ii)    “Restricted Stock Unit” means an Award granted pursuant to Section 12 below.

(jj)    “Restricted Stock Unit Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Award of Restricted Stock Units granted under the Plan and includes any documents attached to or incorporated into such Restricted Stock Unit Agreement.

(kk)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

(ll)    “Share” means a share of Common Stock, as adjusted in accordance with Section 15 below.

(mm)    “Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

(nn)    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of grant of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(oo)    “Ten Percent Holder” means a person who owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary measured as of an Award’s date of grant.

(pp)    “Triggering Event” means:

(i)    a sale, transfer or disposition of all or substantially all of the Company’s assets other than to (A) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (B) a corporation or other entity owned directly or indirectly by the holders of capital stock of the Company in substantially the same proportions as their ownership of Common Stock, or (C) an Excluded Entity (as defined in subsection (ii) below); or

(ii)    any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction with or into another corporation, entity or person in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding in the continuing entity or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction (an “Excluded Entity”).

Notwithstanding anything stated herein, a transaction shall not constitute a “Triggering Event” if its sole purpose is to change the state of the Company’s incorporation, or to create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction. For clarity, the term “Triggering Event” as defined herein shall not include stock sale transactions whether by the Company or by the holders of capital stock.

3.    Stock Subject to the Plan. Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 16,080,000 Shares, of which a maximum of 16,080,000 Shares may be issued under the Plan pursuant to Incentive Stock Options. The Shares issued under the Plan may be authorized, but unissued, or reacquired Shares. If an Award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. In addition, any Shares which are retained by the Company upon exercise of an Award in order to satisfy the exercise or purchase price for such Award or any withholding taxes due with respect to such Award shall be treated as not issued and shall continue to be available under the Plan. Shares issued under the Plan and later repurchased by the Company pursuant to any repurchase right that the Company may have shall not be available for future grant under the Plan.

4.    Administration of the Plan.

(a)    General. The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by Applicable Laws, the Board may authorize one or more officers of the Company to make Awards under the Plan to Employees and Consultants (who are not subject to Section 16 of the Exchange Act) within parameters specified by the Board.

(b)    Committee Composition. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and dissolve a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws and, in the case of a Committee administering the Plan in accordance with the requirements of Rule 16b-3 or Section 162(m) of the Code, to the extent permitted or required by such provisions.

(c)    Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its sole discretion:

(i)    to determine the Fair Market Value of the Common Stock in accordance with Section 2(s) above, provided that such determination shall be applied consistently with respect to Participants under the Plan;

(ii)    to select the Employees and Consultants to whom Awards may from time to time be granted;

(iii)    to determine the number of Shares to be covered by each Award;

(iv)    to approve the form(s) of agreement(s) and other related documents used under the Plan;

(v)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when Awards may be exercised (which may be based on performance criteria), the circumstances (if any) when vesting will be accelerated or forfeiture restrictions will be waived, and any restriction or limitation regarding any Award, Optioned Stock, Restricted Stock or Restricted Stock Units;

(vi)    to amend any outstanding Award or agreement related to any Optioned Stock, Restricted Stock or Restricted Stock Units, including any amendment adjusting vesting (e.g., in connection with a change in the terms or conditions under which such person is providing services to the Company), provided that no amendment shall be made that would materially and adversely affect the rights of any Participant without his or her consent;

(vii)    to determine whether and under what circumstances an Option may be settled in cash under Section 10(c) instead of Common Stock;

(viii)    to implement an Option Exchange Program and establish the terms and conditions of such Option Exchange Program, provided that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Optionee shall be made without his or her consent;

(ix)    to grant Awards to, or to modify the terms of any outstanding Option Agreement, Restricted Stock Purchase Agreement or Restricted Stock Unit Agreement or any agreement related to any Optioned Stock, Restricted Stock or Restricted Stock Units held by, Participants who are foreign nationals or employed outside of the United States with such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom which deviate from the terms and conditions set forth in this Plan to the extent necessary or appropriate to accommodate such differences; and

(x)    to construe and interpret the terms of the Plan, any Option Agreement, Restricted Stock Purchase Agreement, Restricted Stock Unit Agreement and any agreement related to any Optioned Stock, Restricted Stock or Restricted Stock Units, which constructions, interpretations and decisions shall be final and binding on all Participants.

(d)    Indemnification. To the maximum extent permitted by Applicable Laws, each member of the Committee (including officers of the Company, if applicable), or of the Board, as applicable, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or pursuant to the terms and conditions of any Award except for actions taken in bad faith or failures to act in bad faith, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided that such member shall give the Company an opportunity, at its own expense, to handle and defend any such claim, action, suit or proceeding before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation, Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any other power that the Company may have to indemnify or hold harmless each such person.

5.    Eligibility.

(a)    Recipients of Grants. Nonstatutory Stock Options, Restricted Stock and Restricted Stock Units may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees, provided that Employees of Affiliates shall not be eligible to receive Incentive Stock Options.

(b)    Type of Option. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.

(c)    ISO $100,000 Limitation. Notwithstanding any designation under Section 5(b), to the extent that the aggregate Fair Market Value of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(c), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

(d)    No Employment Rights. Neither the Plan nor any Award shall confer upon any Employee or Consultant any right with respect to continuation of an employment or consulting relationship with the Company (any Parent or Subsidiary), nor shall it interfere in any way with such Employee’s or Consultant’s right or the Company’s (Parent’s or Subsidiary’s) right to terminate his or her employment or consulting relationship at any time, with or without cause.

6.    Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 17 below.

7.    Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement and provided further that, in the case of an Incentive Stock Option granted to a person who at the time of such grant is a Ten Percent Holder, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8.    Reserved.

9.    Option Exercise Price and Consideration.

(a)    Exercise Price. The per Share exercise price for the Shares to be issued pursuant to the exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be subject to the following:

(i)    In the case of an Incentive Stock Option

(A)    granted to an Employee who at the time of grant is a Ten Percent Holder, the per Share exercise price shall be no less than 110% of the Fair Market Value on the date of grant;

(B)    granted to any other Employee, the per Share exercise price shall be no less than 100% of the Fair Market Value on the date of grant;

(ii)    Except as provided in subsection (iii) below, in the case of a Nonstatutory Stock Option the per Share exercise price shall be such price as is determined by the Administrator, provided that, if the per Share exercise price is less than 100% of the Fair Market Value on the date of grant, it shall otherwise comply with all Applicable Laws, including Section 409A of the Code;

(iii)    In the case of a Nonstatutory Stock Option that is intended to qualify as performance-based compensation under Section 162(m) of the Code and is granted on or after the date, if ever, on which the Common Stock becomes a Listed Security, the per Share exercise price shall be no less than 100% of the Fair Market Value on the date of grant; and

(iv)    Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above pursuant to a merger or other corporate transaction.

(b)    Permissible Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option and to the extent required by Applicable Laws, shall be determined at the time of grant) and may consist entirely of (1) cash; (2) check; (3) to the extent permitted under Applicable Laws, delivery of a promissory note with such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate (subject to the provisions of Section 153 of the Delaware General Corporation Law); (4) cancellation of indebtedness; (5) other previously owned Shares that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option is exercised, provided that in the case of Shares acquired directly or indirectly from the Company, the Administrator may, in its sole discretion, require that Shares tendered for payment be previously held by the Participant for a minimum duration (e.g., to avoid financial accounting charges to the Company’s earnings); (6) a Cashless Exercise; (7) such other consideration and method of payment permitted under Applicable Laws; or (8) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise.

10.    Exercise of Option.

(a)    General.

(i)    Exercisability. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company, and Parent or Subsidiary, and/or the Optionee.

(ii)    Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such unpaid leave (unless otherwise required by the Applicable Laws). Notwithstanding the foregoing, in the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Optionee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Optionee continued to provide services to the Company (or any Parent or Subsidiary, if applicable) throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(iii)    Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Share. The Administrator may require that an Option be exercised as to a minimum number of Shares, provided that such requirement shall not prevent an Optionee from exercising the full number of Shares as to which the Option is then exercisable.

(iv)    Procedures for and Results of Exercise. An Option shall be deemed exercised when written notice of such exercise has been received by the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and the Company has received full payment for the Shares with respect to which the Option is exercised and has paid, or made arrangements to satisfy, any applicable withholding requirements in accordance with Section 13 below. The exercise of an Option shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(v)    Rights as Holder of Capital Stock. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of capital stock shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 15 below.

(b)    Termination of Employment or Consulting Relationship. The Administrator shall establish and set forth in the applicable Option Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. To the extent that an Option Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee’s Continuous Service Status, the following provisions shall apply:

(i)    General Provisions. To the extent that the Optionee is not vested in Optioned Stock at the date of his or her termination of Continuous Service Status or, if the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified below, the Option shall terminate and the Optioned Stock underlying the unexercised portion of the Option shall revert to the Plan. In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement (and subject to Section 7).

(ii)    Termination other than Upon Disability or Death or for Cause. In the event of termination of an Optionee’s Continuous Service Status other than under the circumstances set forth in subsections (iii) through (v) below, such Optionee may exercise any outstanding Option at any time within 60 days following such termination to the extent the Optionee was vested in the Optioned Stock as of the date of such termination.

(iii)    Disability of Optionee. In the event of termination of an Optionee’s Continuous Service Status as a result of his or her Disability, such Optionee may exercise any outstanding Option at any time within 12 months following such termination to the extent the Optionee was vested in the Optioned Stock as of the date of such termination.

(iv)    Death of Optionee. In the event of the death of an Optionee during the period of Continuous Service Status since the date of grant of any outstanding Option, or within 3 months following termination of Optionee’s Continuous Service Status, the Option may be exercised by the Optionee’s estate, or by a person who acquired the right to exercise the Option by bequest or inheritance, at any time with in 12 months following the date of death or, if earlier, the date the Optionee’s Continuous Service Status terminated, but only to the extent the Optionee was vested in the Optioned Stock as of the date of death.

(v)    Termination for Cause. In the event of termination of an Optionee’s Continuous Service Status for Cause, any outstanding Option (including any vested portion thereof) held by such Optionee shall immediately terminate in its entirety upon first notification to the Optionee of termination of the Optionee’s Continuous Service Status for Cause. If an Optionee’s Continuous Service Status is suspended pending an investigation of whether the Optionee’s Continuous Service Status will be terminated for Cause, all the Optionee’s rights under any Option, including the right to exercise the Option, shall be suspended during the investigation period. Nothing in this Section 10(b)(v) shall in any way limit the Company’s right to purchase unvested Shares issued upon exercise of an Option as set forth in the applicable Option Agreement.

(c)    Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11.    Restricted Stock.

(a)    Rights to Purchase. When a right to purchase Restricted Stock is granted under the Plan, the Administrator shall advise the recipient in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (which shall be as determined by the Administrator, subject to Applicable Laws, including any applicable securities laws), and the time within which such person must accept such offer. The permissible consideration for Restricted Stock shall be determined by the Administrator and shall be the same as is set forth in Section 9(b) with respect to exercise of Options. The offer to purchase Shares shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

(b)    Repurchase Option.

(i)    General. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Participant’s Continuous Service Status for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original purchase price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Administrator may determine.

(ii)    Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the lapsing of Company repurchase rights shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, such lapsing shall be tolled during any such unpaid leave (unless otherwise required by the Applicable Laws). Notwithstanding the foregoing, in the event of military leave, the lapsing of Company repurchase rights shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Shares purchased pursuant to the Restricted Stock Purchase Agreement to the same extent as would have applied had the Participant continued to provide services to the Company (or any Parent or Subsidiary, if applicable) throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(c)    Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock Purchase Agreements need not be the same with respect to each Participant.

(d)    Rights as a Holder of Capital Stock. Once the Restricted Stock is purchased, the Participant shall have the rights equivalent to those of a holder of capital stock, and shall be a record holder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Restricted Stock is purchased, except as provided in Section 15 of the Plan.

12.    Restricted Stock Units. Each Restricted Stock Unit Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Agreement may change from time to time, and the terms and conditions of separate Restricted Stock Unit Agreements need not be identical. Each Restricted Stock Unit Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(a)    Consideration. At the time of grant of an Award of Restricted Stock Units, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each Share subject to the Award of Restricted Stock Units. The consideration to be paid (if any) by the Participant for each Share subject to an Award of Restricted Stock Units may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(b)    Vesting. At the time of the grant of an Award of Restricted Stock Units, the Board may impose such restrictions on or conditions to the vesting as it, in its sole discretion, deems appropriate.

(c)    Payment. An Award of Restricted Stock Units may be settled by the delivery of Shares, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Agreement.

(d)    Additional Restrictions. At the time of the grant of an Award of Restricted Stock Units, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the Shares (or their cash equivalent) to a time after the vesting of such Award.

(e)    Dividend Equivalents. Dividend equivalents may be credited in respect of Shares covered by an Award of Restricted Stock Units, as determined by the Board and contained in the Restricted Stock Unit Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional Shares covered by the Award in such manner as determined by the Board. Any additional shares covered by the Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Agreement to which they relate.

(f)    Termination of Participant’s Continuous Service Status. Except as otherwise provided in the applicable Restricted Stock Unit Agreement, such portion of the Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service Status.

13.    Taxes.

(a)    As a condition of the grant, vesting and exercise of an Award, the Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) shall make such arrangements as the Administrator may require for the satisfaction of any applicable U.S. federal, state or local tax withholding obligations or foreign tax withholding obligations that may arise in connection with such Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(b)    The Administrator may permit a Participant (or in the case of the Participant’s death or a permitted transferee, the person holding or exercising the Award) to satisfy all or part of his or her tax withholding obligations by Cashless Exercise or by surrendering Shares (either directly or by stock attestation) that he or she previously acquired; provided that, unless the Cashless Exercise is an approved broker-assisted Cashless Exercise, the Shares tendered for payment have been previously held for a minimum duration (e.g., to avoid financial accounting charges to the Company’s earnings), or as otherwise permitted to avoid financial accounting charges under applicable accounting guidance, amounts withheld shall not exceed the amount necessary to satisfy the Company’s tax withholding obligations at the minimum statutory withholding rates, including, but not limited to, U.S. federal and state income taxes, payroll taxes, and foreign taxes, if applicable. Any payment of taxes by surrendering Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

14.    Non-Transferability of Options.

(a)    General. Except as set forth in this Section 14, Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option may be exercised, during the lifetime of the holder of the Option, only by such holder or a transferee permitted by this Section 14.

(b)    Limited Transferability Rights. Notwithstanding anything else in this Section 14, the Administrator may in its sole discretion grant Nonstatutory Stock Options that may be transferred by instrument to an inter vivos or testamentary trust in which the Options are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to Family Members.

15.    Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a)    Changes in Capitalization. Subject to any action required under Applicable Laws by the holders of capital stock of the Company, (i) the numbers and class of Shares or other stock or securities: (x) available for future Awards under Section 3 above, (y) set forth in Section 8 above, and (z) covered by each outstanding Award, (ii) the price per Share covered by each such outstanding Option, and (iii) any repurchase price per Share applicable to Shares issued pursuant to any Award may be adjusted by the Administrator (and, if required by Applicable Laws, shall be proportionately adjusted) in the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization or reclassification of the Shares, subdivision of the Shares, dividend payable in other than Shares in an amount that has a material effect on the price of the Shares, a reorganization, merger, liquidation, spin-off, split-up, distribution, exchange of Shares, repurchase of Shares, change in corporate structure or other similar occurrence. Any adjustment by the Administrator pursuant to this Section 15(a) shall be made in the Administrator’s sole and absolute discretion and shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award. If, by reason of a transaction described in this Section 15(a) or an adjustment pursuant to this Section 15(a), a Participant’s Award agreement or agreement related to any Optioned Stock, Restricted Stock or Restricted Stock Units covers additional or different shares of stock or securities, then such additional or different shares, and the Award agreement or agreement related to the Optioned Stock, Restricted Stock or Restricted Stock Units in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award prior to such adjustment.

(b)    Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c)    Corporate Transactions. In the event of a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person (a “Corporate Transaction”), each outstanding Option shall either be (i) assumed or an equivalent option or right shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”), or (ii) terminated in exchange for a payment of cash, securities and/or other property equal to the excess of the Fair Market Value of the portion of the Optioned Stock that is vested and exercisable immediately prior to the consummation of the Corporate Transaction over the per Share exercise price thereof. Notwithstanding the foregoing, in the event such Successor Corporation does not agree to such assumption, substitution or exchange, each such Option shall terminate upon the consummation of the Corporate Transaction.

16.    Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such other date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Optionee’s employment relationship with the Company.

17.    Amendment and Termination of the Plan. The Board may at any time amend or terminate the Plan, but no amendment or termination (other than an adjustment pursuant to Section 15 above) shall be made that would materially and adversely affect the rights of any Participant under any outstanding Award, without his or her consent. In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain the approval of holders of capital stock with respect to any Plan amendment in such a manner and to such a degree as required.

18.    Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of any Option, purchase of any Restricted Stock or settlement of Restricted Stock Units, the Company may require the person exercising the Option, purchasing the Restricted Stock or receiving the settled Shares, to represent and warrant at the time of any such exercise or purchase that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by Applicable Laws. Shares issued upon exercise of Options, purchase of Restricted Stock or settlement of Restricted Stock Units prior to the date, if ever, on which the Common Stock becomes a Listed Security shall be subject to a right of first refusal in favor of the Company pursuant to which the Participant will be required to offer Shares to the Company before selling or transferring them to any third party on such terms and subject to such conditions as is reflected in the applicable Option Agreement, Restricted Stock Purchase Agreement or Restricted Stock Unit Agreement.

19.    Beneficiaries. Unless stated otherwise in an Award agreement, a Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.

20.    Approval of Holders of Capital Stock. If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the holders of capital stock of the Company within twelve (12) months before or after the date the Plan is adopted or, to the extent required by Applicable Laws, any date the Plan is amended. Such approval shall be obtained in the manner and to the degree required under the Applicable Laws.

21.    Addenda. The Administrator may approve such addenda to the Plan as it may consider necessary or appropriate for the purpose of granting Awards to Employees or Consultants, which Awards may contain such terms and conditions as the Administrator deems necessary or appropriate to accommodate differences in local law, tax policy or custom, which, if so required under Applicable Laws, may deviate from the terms and conditions set forth in this Plan. The terms of any such addenda shall supersede the terms of the Plan to the extent necessary to accommodate such differences but shall not otherwise affect the terms of the Plan as in effect for any other purpose.

ADDENDUM A

2008 STOCK PLAN

(California Participants)

Prior to the date, if ever, on which the Common Stock becomes a Listed Security and/or the Company is subject to the reporting requirements of the Exchange Act, the terms set forth herein shall apply to Awards issued to California Participants. All capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Plan.

1.    In the case of an Option, the per Share exercise price shall be no less than 85% of the Fair Market Value on the date of grant, unless the Employee or Consultant is a Ten Percent Holder, in which case, the per Share exercise price shall be no less than 110% of the Fair Market Value on the date of grant.

2.    In the case of Restricted Stock, the per Share purchase price shall not be less than 85% of the Fair Market Value on the date of grant, unless the Employee or Consultant is a Ten Percent Holder, in which case, the per Share purchase price shall not be less than 100% of the Fair Market Value on the date of grant.

3.    With respect to an Option issued to any Participant who is not an officer, Director or Consultant, such Option shall become exercisable at the rate of at least 20% per year over five (5) years from the date of grant, subject to such Participant’s Continuous Service Status.

4.    The following rules shall apply to any Option in the event of termination of the Participant’s Continuous Service Status:

a.    If such termination was for reasons other than death, “disability” (as defined below), or Cause, the Participant shall have at least thirty (30) days after the date of such termination to exercise his or her Option to the extent the Participant is entitled to exercise on his or her termination date.

b.    If such termination was due to death or disability, the Participant shall have at least six (6) months after the date of such termination to exercise his or her Option to the extent the Participant is entitled to exercise on his or her termination date.

“Disability” for purposes of this Addendum shall mean the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Company or any Parent or Subsidiary because of the sickness of injury of the Participant.

5.    Notwithstanding anything stated herein to the contrary, no Option shall be exercisable on or after the tenth anniversary of the date of grant and any Award agreement shall terminate on or before the tenth anniversary of the date of grant.

6.    Any repurchase right shall be at such purchase price as is set forth in the Award agreement provided that: (i) if the purchase price is equal to or greater than the Fair Market Value of the Shares to be repurchased (measured as of the date of termination of Continuous

Service Status), then such repurchase right must be exercised for cash or cancellation of purchase money indebtedness for such shares within ninety (90) days of the termination of Continuous Service Status (or, if later, within ninety (90) days of the exercise of the applicable Award) and such repurchase right must terminate when the Common Stock becomes a Listed Security; and (ii) if the purchase price is equal to the original purchase price, such repurchase right must lapse at a rate of at least 20% per year from the date of grant of the Award and such repurchase right must be exercised for cash or cancellation of purchase money indebtedness for the shares within ninety (90) days of the termination of Continuous Service Status (or, if later, within ninety (90) days of the exercise of the applicable Award). Notwithstanding the foregoing, Awards held by officers, Directors or Consultants of the Company or any Parent or Subsidiary may be subject to additional or greater restrictions.

7.    Shares acquired under the Plan shall normally carry equal voting rights as similar equity securities on all matters where such vote is permitted by Applicable Laws.

8.    The Company shall furnish summary financial information (audited or unaudited) of the Company’s financial condition and results of operations, consistent with the requirements of Applicable Laws, at least annually to each California Participant during the period such Participant has one or more Awards outstanding, and in the case of an individual who acquired Shares pursuant to the Plan, during the period such Participant owns such Shares. The Company shall not be required to provide such information if the issuance is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

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CARDLYTICS, INC.

2008 STOCK PLAN

NOTICE OF STOCK OPTION GRANT

[[FIRSTNAME]] [[LASTNAME]]

[[RESADDR1]] [[RESADDR2]]

[[RESCITY]], [[RESSTATEORPROV]] [[RESPOSTALCODE]]

[[RESCOUNTRY]]

You have been granted an option to purchase Common Stock of Cardlytics, Inc., a Delaware corporation (the “Company”), as follows:

Date of Grant:	[[GRANTDATE]]

Exercise Price Per Share:	[[GRANTPRICE]]

Total Number of Shares:	[[SHARESGRANTED]]

Type of Option:	[[GRANTTYPE]]

Expiration Date:	[[GRANTEXPIRATIONDATE]]

Vesting Commencement Date:	[[VESTINGSTARTDATE]]

Vesting/Exercise Schedule:	So long as your Continuous Service Status does not terminate, the Shares underlying this Option shall vest and become exercisable in accordance with the following schedule: 12/48th of the Total Number of Option Shares Granted shall vest twelve months after the Vesting Commencement Date and 1/48th of the Total Number of Option Shares Granted shall vest on each monthly anniversary of the Vesting Commencement Date thereafter.

Termination Period:	You may exercise this Option for sixty (60) days after termination of your Continuous Service Status except as set out in Section 5 of the Stock Option Agreement (but in no event later than the Expiration Date). You are responsible for keeping track of these exercise periods following the termination of your Continuous Service Status for any reason. The Company will not provide further notice of such periods.

Transferability:	You may not transfer this Option.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Cardlytics, Inc. 2008 Stock Plan and the Stock Option Agreement, both of which are attached to and made a part of this document.

In addition, you agree and acknowledge that your rights to any Shares underlying this Option will be earned only as you provide services to the Company over time, that the grant of this Option is not as consideration for services you rendered to the Company prior to your First Vest Date, and that nothing in this Notice or the attached documents confers upon you any right to continue your employment or consulting relationship with the Company for any period of time, nor does it interfere in any way with your right or the Company’s right to terminate that relationship at any time, for any reason, with or without cause. Also, to the extent applicable, the Exercise Price Per Share has been set in good faith compliance with the applicable guidance issued by the IRS under Section 409A of the Code. However, there is no guarantee that the IRS will agree with the valuation, and by signing below, you agree and acknowledge that the Company shall not be held liable for any applicable costs, taxes, or penalties associated with this Option if, in fact, the IRS were to determine that this Option constitutes deferred compensation under Section 409A of the Code. You should consult with your own tax advisor concerning the tax consequences of such a determination by the IRS.

THE COMPANY:

CARDLYTICS, INC.

By:

Title: Chief Financial Officer

OPTIONEE:

[[SIGNATURE]]

[[FIRSTNAME]] [[LASTNAME]]

[[SIGNATURE_DATE]]

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CARDLYTICS, INC.

2008 STOCK PLAN

STOCK OPTION AGREEMENT

1. Grant of Option. Cardlytics, Inc., a Delaware corporation (the “Company”), hereby grants to [[FIRSTNAME]] [[LASTNAME]] (“Optionee”), an option (the “Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Stock Option Grant (the “Notice”), at the exercise price per Share set forth in the Notice (the “Exercise Price”) subject to the terms, definitions and provisions of the Cardlytics, Inc. 2008 Stock Plan (the “Plan”) adopted by the Company, which is incorporated in this Agreement by reference. Unless otherwise defined in this Agreement, the terms used in this Agreement shall have the meanings defined in the Plan.

2. Designation of Option. This Option is intended to be an Incentive Stock Option as defined in Section 422 of the Code only to the extent so designated in the Notice, and to the extent it is not so designated or to the extent this Option does not qualify as an Incentive Stock Option, it is intended to be a Nonstatutory Stock Option.

Notwithstanding the above, if designated as an Incentive Stock Option, in the event that the Shares subject to this Option (and all other Incentive Stock Options granted to Optionee by the Company or any Parent or Subsidiary, including under other plans of the Company) that first become exercisable in any calendar year have an aggregate fair market value (determined for each Share as of the date of grant of the option covering such Share) in excess of $100,000, the Shares in excess of $100,000 shall be treated as subject to a Nonstatutory Stock Option, in accordance with Section 5(c) of the Plan.

3. Exercise of Option. This Option shall be exercisable during its term in accordance with the Vesting/Exercise Schedule set out in the Notice and with the provisions of Section 10 of the Plan as follows:

(a) Right to Exercise.

(i) This Option may not be exercised for a fraction of a share.

(ii) In the event of Optionee’s death, Disability or other termination of Continuous Service Status, the exercisability of this Option is governed by Section 5 below, subject to the limitations contained in this Section 3.

(iii) In no event may this Option be exercised after the Expiration Date set forth in the Notice.

(b) Method of Exercise.

(i) This Option shall be exercisable by execution and delivery of the Exercise Agreement attached hereto as Exhibit A or of any other form of written notice approved for such purpose by the Company which shall state Optionee’s election to exercise this Option, the number of Shares in respect of which this Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Plan Administrator in its discretion to constitute adequate delivery. The written notice shall be accompanied by payment of the aggregate Exercise Price for the purchased Shares.

(ii) As a condition to the exercise of this Option and as further set forth in Section 12 of the Plan, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the grant, vesting or exercise of this Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

(iii) The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of this Option unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. This Option may not be exercised until such time as the Plan has been approved by the holders of capital stock of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any Applicable Laws, including any applicable U.S. federal or state securities laws or any other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by the Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which this Option is exercised with respect to such Shares.

(iv) Subject to compliance with Applicable Laws, this Option shall be deemed to be exercised upon receipt by the Company of the appropriate written notice of exercise accompanied by the Exercise Price and the satisfaction of any applicable withholding obligations.

4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination of the following, at the election of Optionee:

(a) cash or check;

(b) cancellation of indebtedness;

(c) at the discretion of the Plan Administrator on a case by case basis, by surrender of other shares of Common Stock of the Company (either directly or by stock attestation) that Optionee previously acquired and that have an aggregate Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which this Option is being exercised; or

(d) at the discretion of the Plan Administrator on a case by case basis, by Cashless Exercise.

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5. Termination of Relationship. Following the date of termination of Optionee’s Continuous Service Status for any reason (the “Termination Date”), Optionee may exercise this Option only as set forth in the Notice and this Section 5. To the extent that Optionee is not entitled to exercise this Option as of the Termination Date, or if Optionee does not exercise this Option within the Termination Period set forth in the Notice or the termination periods set forth below, this Option shall terminate in its entirety. In no event, may any Option be exercised after the Expiration Date of this Option as set forth in the Notice.

(a) Termination. In the event of termination of Optionee’s Continuous Service Status other than as a result of Optionee’s Disability or death or for Cause, Optionee may, to the extent Optionee is vested in the Option Shares at the date of such termination (the “Termination Date”), exercise this Option during the Termination Period set forth in the Notice.

(b) Other Terminations. In connection with any termination other than a termination covered by Section 5(a), Optionee may exercise this Option only as described below:

(i) Termination upon Disability of Optionee. In the event of termination of Optionee’s Continuous Service Status as a result of Optionee’s Disability, Optionee may, but only within 12 months following the Termination Date, exercise this Option to the extent Optionee was vested in the Option Shares as of such Termination Date.

(ii) Death of Optionee. In the event of termination of Optionee’s Continuous Service Status as a result of Optionee’s death, or in the event of Optionee’s death within 3 months following Optionee’s Termination Date, this Option may be exercised at any time within 12 months following the date of death (or, if earlier, the date Optionee’s Continuous Service Status terminated) by Optionee’s estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but only to the extent Optionee was vested in this Option as of the Termination Date.

(iii) Termination for Cause. In the event of termination of Optionee’s Continuous Service Status for Cause, this Option (including any vested portion thereof) shall immediately terminate in its entirety upon first notification to Optionee of such termination for Cause. If Optionee’s Continuous Service Status is suspended pending an investigation of whether Optionee’s Continuous Service Status will be terminated for Cause, all Optionee’s rights under this Option, including the right to exercise this Option, shall be suspended during the investigation period.

6. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him or her. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

7. Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Optionee hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however and whenever acquired (other than those included in the registration)

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without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

8. Effect of Agreement. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Administrator regarding any questions relating to this Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail.

9. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Enforcement of Rights. This Agreement, together with the Notice of Stock Option Grant to which this Agreement is attached and the Plan, sets forth the entire agreement and understanding of the parties relating to the subject matter herein and therein and merges all prior discussions between the parties. Except as contemplated under the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

(c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

(d) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(e) Counterparts. This Option may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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(f) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Optionee under this Agreement may not be assigned without the prior written consent of the Company.

[Signature Page Follows]

5

IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed by their officers thereunto duly authorized, effective as of the Date of Grant set forth in the accompanying Notice of Stock Option Grant.

THE COMPANY:

CARDLYTICS, INC.

By:

Title: Chief Financial Officer

OPTIONEE:

[[SIGNATURE]]

[[FIRSTNAME]] [[LASTNAME]]

[[SIGNATURE_DATE]]

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CARDLYTICS, INC.

2008 STOCK PLAN

EXERCISE AGREEMENT

This Exercise Agreement (this “Agreement”) is made as of                     , by and between Cardlytics, Inc., a Delaware corporation (the “Company”), and                         (“Purchaser”). To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the Company’s 2008 Stock Plan (the “Plan”).

1. Exercise of Option. Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his or her option to purchase                     shares of the Common Stock (the “Shares”) of the Company under and pursuant to the Plan and the Stock Option Agreement granted                     , 20     (the “Option Agreement”). The purchase price for the Shares shall be $    .         per Share for a total purchase price of $                    . The term “Shares” refers to the purchased Shares and all securities received as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.

2. Time and Place of Exercise. The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement, the payment of the aggregate exercise price by any method listed in Section 4 of the Option Agreement, and the satisfaction of any applicable tax withholding obligations, all in accordance with the provisions of Section 3(b) of the Option Agreement. The Company shall issue the Shares to Purchaser by entering such Shares in Purchaser’s name as of such date in the books and records of the Company or, if applicable, a duly authorized transfer agent of the Company, against payment of the exercise price therefor by Purchaser. If applicable, the Company will deliver to Purchaser a certificate representing the Shares as soon as practicable following such date.

3. Limitations on Transfer. In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares except in compliance with the provisions below and applicable securities laws.

(a) Right of First Refusal. Before any Shares held by Purchaser or any transferee of Purchaser (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 3(a) (the “Right of First Refusal”).

(i) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the terms and conditions of each proposed sale or transfer. The Holder shall offer the Shares at the same price (the “Purchase Price”) and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).

(ii) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the Purchase Price. If the Purchase Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board in good faith.

(iii) Payment. Payment of the Purchase Price shall be made, at the election of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness, or by any combination thereof within sixty (60) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(iv) Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 3(a), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Purchase Price or at a higher price, provided that such sale or other transfer is consummated within one hundred twenty (120) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 3 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(v) Exception for Certain Family Transfers. Anything to the contrary contained in this Section 3(a) notwithstanding, and provided that such transfer complies with applicable securities laws, the transfer of any or all of the Shares during Purchaser’s lifetime or on Purchaser’s death by will or intestacy to Purchaser’s Immediate Family or a trust for the benefit of Purchaser’s Immediate Family shall be exempt from the provisions of this Section 3(a). “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 3, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 3.

(b) Company’s Right to Purchase upon Involuntary Transfer. In the event of any transfer by operation of law or other involuntary transfer (including death or divorce, but excluding a transfer to Immediate Family as set forth in Section 3(a)(v) above) of all or a portion of the Shares by the record holder thereof, the Company shall have an option to purchase all of the Shares transferred at the greater of the purchase price paid by Purchaser pursuant to this Agreement or the Fair Market Value of the Shares on the date of transfer (as

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determined by the Board). Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of thirty (30) days following receipt by the Company of written notice by the person acquiring the Shares.

(c) Assignment. The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any holder or holders of capital stock of the Company or other persons or organizations.

(d) Restrictions Binding on Transferees. All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement. Any sale or transfer of the Company’s Shares shall be void unless the provisions of this Agreement are satisfied.

(e) Termination of Rights. The right of first refusal granted the Company by Section 3(a) above and the option to repurchase the Shares in the event of an involuntary transfer granted the Company by Section 3(b) above shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). Upon termination of the right of first refusal described in Section 3(a) above the Company will remove any stop-transfer notices referred to in Section 5(b) below and related to the restrictions in this Section 3 and, if certificates are issued, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in Section 5(a)(ii) below and delivered to Purchaser.

4. Investment and Taxation Representations. In connection with the purchase of the Shares, Purchaser represents to the Company the following:

(a) Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. Purchaser is purchasing these securities for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act or under any applicable provision of state law. Purchaser does not have any present intention to transfer the Shares to any person or entity.

(b) Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.

(c) Purchaser further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser further acknowledges and understands that the Company is under no obligation to register the securities. Purchaser understands that the certificate(s) evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

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(d) Purchaser is familiar with the provisions of Rules 144 and 701, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer of the securities (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions. Purchaser understands that the Company provides no assurances as to whether he or she will be able to resell any or all of the Shares pursuant to Rule 144 or Rule 701, which rules require, among other things, that the Company be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, that resales of securities take place only after the holder of the Shares has held the Shares for certain specified time periods, and under certain circumstances, that resales of securities be limited in volume and take place only pursuant to brokered transactions. Notwithstanding this paragraph (d), Purchaser acknowledges and agrees to the restrictions set forth in paragraph (e) below.

(e) Purchaser further understands that in the event all of the applicable requirements of Rule 144 or 701 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

(f) Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

5. Restrictive Legends and Stop-Transfer Orders.

(a) Legends. The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):

(i)	THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

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(ii)	THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(b) Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

6. No Employment Rights. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without cause.

7. Lock-Up Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, Purchaser agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the public offering.

8. Miscellaneous.

(a) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(b) Entire Agreement; Enforcement of Rights. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

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(c) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

(d) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.

(e) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

(f) Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns. The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.

(g) California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

[Signature Page Follows]

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The parties have executed this Exercise Agreement as of the date first set forth above.

THE COMPANY:

CARDLYTICS, INC.

By:
(Signature)
Name:
Title:

Address: 675 Ponce de Leon Avenue NE
Suite 6000
Atlanta, GA 30308

PURCHASER:

Address:

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I,                         , spouse of                             , have read and hereby approve the foregoing Agreement. In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be irrevocably bound by the Agreement and further agree that any community property or other such interest shall hereby by similarly bound by the Agreement. I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of (if applicable)

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CARDLYTICS, INC.

RESTRICTED STOCK UNIT GRANT NOTICE

(2008 STOCK PLAN)

Cardlytics, Inc. (the “Company”), pursuant to its 2008 Stock Plan (the “Plan”), hereby awards to Participant a Restricted Stock Unit Award for the number of shares of the Company’s Common Stock (“Restricted Stock Units” or “RSUs”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this notice of grant (this “Restricted Stock Unit Grant Notice”), and in the Plan and the Restricted Stock Unit Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined herein shall have the meanings set forth in the Plan or the Award Agreement. In the event of any conflict between the terms in this Restricted Stock Unit Grant Notice or the Award Agreement and the Plan, the terms of the Plan shall control.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units:

Vesting Schedule:	Half of the shares subject to this RSU shall vest upon the certification by the Board (or the Compensation Committee thereof) that the Company has, subsequent to a Trigger Event (as defined below) and prior to the third anniversary of the Date of Grant, attained at least 65,000,000 unique customers of its financial institution (“FI”) partners that logged in and visited the Company’s online or mobile banking applications of, or opened an email from, the Company’s FI partners during a monthly period (“MAUs”). Any such RSUs that have not vested as of the third anniversary of the Date of Grant shall terminate, and the Participant shall have no further rights with respect thereto.

Half of the shares subject to this RSU shall vest upon the certification by the Board (or the Compensation Committee thereof) that the Company has, subsequent to a Trigger Event (as defined below) and prior to the fifth anniversary of the Date of Grant, attained at least 85,000,000 MAUs. Any such RSUs that have not vested as of the fifth anniversary of the Date of Grant shall terminate, and the Participant shall have no further rights with respect thereto.

A “Trigger Event” shall mean the earlier to occur of: (a) the closing of the Company’s firmly underwritten initial public offering (the “IPO”) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) or a Triggering Event (as defined in the Plan).

This vesting schedule is subject to the Continuous Service requirement set forth in Section 2 of the Restricted Stock Unit Agreement.

Issuance Schedule:	Subject to any Capitalization Adjustment, one share of Common Stock (or its cash equivalent, at the discretion of the Company) will be issued for each Restricted Stock Unit that vests at the time set forth in Section 6 of the Award Agreement.

Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Award Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to the

Award specified above and supersede all prior oral and written agreements on the terms of this Award, with the exception, if applicable, of (i) restricted stock unit awards or options previously granted and delivered to Participant, (ii) the written employment agreement, offer letter or other written agreement entered into between the Company and Participant specifying the terms that should govern this specific Award, and (iii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.

By accepting this Award, Participant acknowledges having received and read the Restricted Stock Unit Grant Notice, the Award Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive Plan documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

CARDLYTICS, INC.		PARTICIPANT

By:
	Signature	Signature

Title:	Date:

Date:

ATTACHMENTS: Award Agreement and 2008 Equity Incentive Plan

ATTACHMENT I

CARDLYTICS, INC.

2008 STOCK PLAN

RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Agreement (the “Agreement”), Cardlytics, Inc. (the “Company”) has awarded you (“Participant”) a Restricted Stock Unit Award (the “Award”) pursuant to the Company’s 2008 Stock Plan (the “Plan”) for the number of Restricted Stock Units/shares indicated in the Grant Notice. Capitalized terms not explicitly defined in this Agreement or the Grant Notice shall have the same meanings given to them in the Plan. The terms of your Award, in addition to those set forth in the Grant Notice, are as follows.

1.    GRANT OF THE AWARD. This Award represents the right to be issued on a future date one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Restricted Stock Units/shares of Common Stock subject to the Award. Notwithstanding the foregoing, the Company reserves the right to issue you the cash equivalent of Common Stock, in part or in full satisfaction of the delivery of Common Stock in connection with the vesting of the Restricted Stock Units, and, to the extent applicable, references in this Agreement and the Grant Notice to Common Stock issuable in connection with your Restricted Stock Units will include the potential issuance of its cash equivalent pursuant to such right. This Award was granted in consideration of your services to the Company.

2.    VESTING. Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice. Vesting will cease upon the termination of your Continuous Service and the Restricted Stock Units credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such Award or the shares of Common Stock to be issued in respect of such portion of the Award.

3.    NUMBER OF SHARES. The number of Restricted Stock Units subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional Restricted Stock Units, shares, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and shares covered by your Award. Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share.

4.    SECURITIES LAW COMPLIANCE. You may not be issued any Common Stock under your Award unless the shares of Common Stock underlying the Restricted Stock Units are either (i) then registered under the Securities Act, or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.

5.    TRANSFER RESTRICTIONS. Prior to the time that shares of Common Stock have been delivered to you, except as provided in the Plan or permitted by the Board, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares issuable in respect of your Award, except as expressly provided in this Section 5. For example, you may not use shares that may be issued in respect of your Restricted Stock Units as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of shares in respect of your vested Restricted Stock Units.

6.    DATE OF ISSUANCE.

(a) The issuance of shares in respect of the Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the Withholding Obligation set forth in Section 11 of this Agreement, in the event one or more Restricted Stock Units vests, the Company shall issue to you one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above, and subject to any different provisions in the Grant Notice). Each issuance date determined by this paragraph is referred to as an “Original Issuance Date”.

(b) If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:

(i) the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Arrangement”)), and

(ii) either (1) a Withholding Obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Withholding Obligation by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 11 of this Agreement (including but not limited to a commitment under a 10b5-1 Arrangement) and (C) not to permit you to pay your Withholding Obligation in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

(c) The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

7.    DIVIDENDS. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment; provided, however, that this sentence will not apply with respect to any shares of Common Stock that are delivered to you in connection with your Award after such shares have been delivered to you.

8.    RESTRICTIVE LEGENDS. The shares of Common Stock issued in respect of your Award shall be endorsed with appropriate legends as determined by the Company.

9.    EXECUTION OF DOCUMENTS. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award.

10.    AWARD NOT A SERVICE CONTRACT.

(a) Nothing in this Agreement (including, but not limited to, the vesting of your Award or the issuance of the shares in respect of your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Agreement or the Plan shall: (i) confer upon you any right to continue in the employ or service of, or affiliation with, the Company or an Affiliate; (ii) constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Agreement or Plan; or (iv) deprive the Company of the right to terminate you at will and without regard to any future vesting opportunity that you may have.

(b) By accepting this Award, you acknowledge and agree that the right to continue vesting in the Award pursuant to the vesting schedule provided in the Grant Notice may not be earned unless (in addition to any other conditions described in the Grant Notice and this Agreement) you continue as an employee, director or consultant at the will of the Company and affiliate, as applicable (not through the act of being hired, being granted this Award or any other award or benefit) and that the Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). You acknowledge and agree that such a reorganization could result in the termination of your Continuous Service, or the termination of Affiliate status of your employer and the loss of benefits available to you under this Agreement, including but not limited to, the termination of the right to continue vesting in the Award. You further acknowledge and agree that this Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Agreement, for any period, or at all, and shall not interfere in any way with the Company’s right to terminate your Continuous Service at any time, with or without your cause or notice, or to conduct a reorganization.

11.    WITHHOLDING OBLIGATION.

(a) On each vesting date, and on or before the time you receive a distribution of the shares of Common Stock in respect of your Restricted Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision, including in cash, for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate that arise in connection with your Award (the “Withholding Obligation”).

(b) By accepting this Award, you acknowledge and agree that the Company or any Affiliate may, in its sole discretion, satisfy all or any portion of the Withholding Obligation relating to your Restricted Stock Units by any of the following means or by a combination of such means: (i) causing you to pay any portion of the Withholding Obligation in cash; (ii) withholding from any compensation otherwise payable to you by the Company; (iii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued pursuant to Section 6) equal to the amount of such Withholding Obligation; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Withholding Obligation using the maximum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income; and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; and/or (iv) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby you irrevocably elect to sell a portion of the shares to be delivered in connection with your Restricted Stock Units to satisfy the Withholding Obligation and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Withholding Obligation directly to the Company and/or its Affiliates. Unless the Withholding Obligation is satisfied, the Company shall have no obligation to deliver to you any Common Stock or any other consideration pursuant to this Award.

(c) In the event the Withholding Obligation arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Withholding Obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

12.    TAX CONSEQUENCES. The Company has no duty or obligation to minimize the tax consequences to you of this Award and shall not be liable to you for any adverse tax consequences to you arising in connection with this Award. You are hereby advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

13.    UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares or other property pursuant to this Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Agreement until such shares are issued to you pursuant to Section 6 of this Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

14.    NOTICES. Any notice or request required or permitted hereunder shall be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Award, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15.    HEADINGS. The headings of the Sections in this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement.

16.    MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

(d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(e) All obligations of the Company under the Plan and this Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

17.    GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Your Award (and any compensation paid or shares issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

18.    EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.

19.    SEVERABILITY. If all or any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

20.    OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

21.    AMENDMENT. This Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Agreement in any way it may deem necessary or advisable to carry out the purpose of the Award as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the Award which is then subject to restrictions as provided herein.

22.    COMPLIANCE WITH SECTION 409A OF THE CODE. This Award is intended to be exempt from the application of Section 409A of the Code, including but not limited to by reason of complying with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and any ambiguities herein shall be interpreted accordingly. Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise not exempt from, and determined to be deferred compensation subject to Section 409A of the Code, this Award shall comply with Section 409A to the extent necessary to avoid adverse personal tax consequences and any ambiguities herein shall be interpreted accordingly. If it is determined that the Award is deferred compensation subject to Section 409A and you are a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your “Separation from Service” (as defined in Section 409A), then the issuance of any shares that would otherwise be made upon the date of your Separation from Service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the Separation from Service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of adverse taxation on you in respect of the shares under Section 409A of the Code. Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

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This Restricted Stock Unit Award Agreement shall be deemed to be signed by the Company and the Participant upon the signing by the Participant of the Restricted Stock Unit Grant Notice to which it is attached.